EXHIBIT 10.1

LOAN PARTICIPATION

SALE AGREEMENT

THIS LOAN PARTICIPATION SALE AGREEMENT (the “Agreement”) is made and entered into as of the 16th day of April, 2003, by and between CRESCENT MORTGAGE SERVICES, INC., a Georgia corporation, whose address is 115 Perimeter Center Place, Suite 285, Atlanta, Georgia 30346 (the “Seller”) and COLONIAL BANK, an Alabama banking corporation, whose address is 201 East Pine Street, Suite 730, Orlando, Florida 32801 (the “Buyer”).

BACKGROUND

The Seller originates, acquires, markets, sells and services one-to-four family, residential real estate loans secured by a lien on the real property (and improvements) encumbered pursuant to such loans (collectively, the “Mortgage Loans”). The Seller wishes to sell, and the Buyer wishes to purchase, undivided participation ownership interests (each, a “Participation Interest,” and collectively, the “Participation Interests” in the Mortgage Loans identified in the Participation Certificates(s) (as hereinafter defined) issued pursuant to this Agreement. This Agreement is intended by the parties to govern the sale, assignment and transfer by the Seller to the Buyer of such Participation Interest(s) in the Mortgage Loans identified in such Participation Certificate(s), including the percentage of the principal amount of such Mortgage Loans representing the undivided interest sold, the purchase price, the yield to be paid to the Buyer, and the Seller’s responsibilities for servicing and other incidents, including those of agency, with respect to the resulting Participation Interests. The purchase price to be paid by the Buyer for the Participation Interest(s) sold under this Agreement will be set forth in the Participation Certificate(s) issued by the Seller to the Buyer from time to time pursuant to this Agreement.

AGREEMENT

1.    Sale and Identification of Loan Participation Interest.    The Seller hereby agrees to sell to Buyer and the Buyer hereby agrees to purchase from the Seller the Participation Interest(s) in the Mortgage Loans identified in the Participation Certificate(s), in the form attached hereto as an Exhibit A, issued by the Seller to the Buyer from time to time pursuant to this Agreement (each, a “Participated Mortgage Loan,” and collectively, the “Participated Mortgage Loans”). Each Participation Certificate shall specify, among other things, the percentage of the principal amount of the Mortgage Loans representing the undivided interest sold, the identification of the Mortgage Loans in which the Buyer has purchased the Participation Interest, the purchase price paid by the Buyer, and the yield to be paid to the Buyer. The Seller hereby sells, assigns, transfers and delivers to the Buyer, the percentage Participation Interest indicated in each Participation Certificate (as applicable, the “Buyer’s Percentage” or “Percentage”) of the Seller’s ownership rights in and to the Participated Mortgage Loans and the indebtedness, promissory note or notes, collateral security (including, without limitation, where such term is used herein, the mortgage, deed of trust, deed to secure debt and any other form of security instrument used to create a lien or other encumbrance upon real property as security for such promissory note or notes) and all other documents and instruments evidencing, securing or otherwise relating to such Participated Mortgage Loans.

2.    Ownership Interest.    The parties hereto agree that, upon payment of the purchase price for the Buyer’s Percentage of the Participated Mortgage Loans, the Buyer immediately shall become vested, to the extent of such Percentage, with beneficial ownership of the Participated Mortgage Loans including, without limitation, the indebtedness, promissory note or notes, collateral security and all other documents and instruments evidencing, securing or otherwise relating to said Participated Mortgage Loans, together with all of the rights, privileges and remedies applicable thereto. Except as otherwise provided in this Agreement, the Seller shall continue to hold legal title to the Participated Mortgage Loans (in trust and as nominee for the benefit of the Buyer to the extent of the Buyer’s Percentage therein), and the Buyer shall be the holder, subject to the terms of this Agreement, of equitable title to the Buyer’s Percentage of such Participated Mortgage Loans. The Seller shall not represent to any person that the Seller owns any portion of the Participation Interest(s) sold to the Buyer under this Agreement, and the Seller shall reflect the transaction(s) hereunder on its balance sheet and other financial statements as a sale of assets by the Seller and the purchase of assets by the Buyer.

THIS LOAN PARTICIPATION IS INTENDED BY THE PARTIES TO BE AND CONSTITUTE A SALE BY THE SELLER TO THE BUYER, AND A PURCHASE BY THE BUYER FROM THE SELLER. OF PARTICIPATION INTERESTS IN THE ABOVE REFERENCED MORTGAGE LOANS INCLUDING, WITHOUT LIMITATION. THE INDEBTEDNESS, PROMISSORY NOTE OR NOTES, COLLATERAL SECURITY AND ALL OTHER DOCUMENTS AND INSTRUMENTS EVIDENCING, SECURING OR OTHERWISE RELATING TO SAID MORTGAGE LOANS, AND NO AMOUNT PAID BY THE BUYER HEREUNDER TO PURCHASE SUCH PARTICIPATION INTERESTS SHALL IN ANY WAY BE CONSTRUED AS A LOAN OR AN EXTENSION OF CREDIT BY THE BUYER TO THE SELLER.

3.    Participation in Collateral.    The Participation Interest purchased by the Buyer from the Seller in each Participated Mortgage Loan hereunder shall be proportionately secured (in an amount equal to the Buyer’s Percentage) by any collateral securing such Mortgage Loan in accordance with the provisions of the applicable collateral security documents and, notwithstanding designation of the Seller as the mortgagee or secured party thereunder, the Buyer shall have all rights, privileges and benefits of the mortgagee or secured party, to the extent of its Participation Interest, with respect to such Participated Mortgage Loans. For purposes of the foregoing, the Seller, in its capacity as the mortgagee or secured party, shall act as the representative and collateral agent for the Buyer with respect to obtaining, perfecting, protecting and maintaining the collateral security for the Participated Mortgage Loans.

4.    Requirements for Participated Mortgage Loans.    Each Mortgage Loan in which the Buyer purchases a Participation Interest hereunder shall be fully underwritten (using an automated underwriting system such as LP or DU) in conformity with the underwriting standards of Fannie Mae or Freddie Mac in effect at the time of such underwriting (i.e., a “conforming” Mortgage Loan”) and shall meet each of the other requirements as set forth in Exhibit B attached hereto. The Seller shall not sell, or offer to sell, a Participation Interest in any Mortgage Loan to the Buyer hereunder unless such Mortgage Loan meets the requirements set forth in this Section 4.

5.    Delivery of Loan Documentation.    Upon purchase by the Buyer of a Participation Interest in any Mortgage Loans, the Seller concurrently therewith shall deliver a Participation Certificate to the Buyer identifying the particular Mortgage Loans in which the Buyer is purchasing a Participation Interest and specifying the Buyer’s Percentage of such Mortgage Loans and the other matters set forth in Section 1. Thereafter, the Seller shall deliver to the Buyer the following documents and instruments pertaining to each such Participated Mortgage Loan, (x) in the case of the documents and instruments referenced in subsection A below (the “Required Documents”), as soon as said documents and instruments are available, and (y) in the case of the documents and instruments referenced in subsection B below (the “Additional Required Documents”), upon request by the Buyer from time to time (provided, however, within ten (10) business days following the date of purchase by the Buyer of its Participation Interest in a Mortgage Loan, the Seller shall deliver to the Buyer the documents and instruments referenced in paragraphs (ix) and (x) of subsection B below):

A.    Required Documents.

(i)    Investor Commitment Certification (whole loan investor commitment information or weekly secondary market report, if Mortgage Loan is sold in a pool);

(ii)    Original promissory note or other evidence of debt signed by loan debtor(s) (the “Obligor(s)”). endorsed in blank by the Seller, and, if applicable, with an interim endorsement from originating mortgage company to the Seller;

(iii)    Certified copies of the collateral security documents (including, without limitation, the mortgage, deed of trust, deed to secure debt and any other form of security instrument used to create a lien or other encumbrance upon real property as security for such promissory note) including, with respect thereto, any modification agreements;

(iv)    Certified copy of any interim assignments, if applicable;

(v)    Original unrecorded assignment in blank of the collateral security documents or, if applicable, MERS designation;

(vi)   Closing Agent certification (if required by the Buyer at any time); and

(vii)  Copies of other supporting documentation, if applicable (such as Power of Attorney, Guardianship, Trust Agreement, etc. ).

B.    Additional Required Documents.

(i)     Original or certified copy of HUD-1 Settlement Statement;

(ii)    Copy of the title insurance binder or certificate (including an attorney approval letter) covering at least the face amount of the promissory note, with the original policy of title insurance insuring the mortgage (or deed of trust, deed to secure debt, etc.) as a first lien on the real property and improvements encumbered thereby (the “Property”) written by a title company and containing exceptions satisfactory to the Buyer;

(iii)    Evidence of the applicable FHA commitment for insurance with respect to each FHA-insured promissory note, or VA commitment for guaranty with respect to each VA-guaranteed promissory note, and of the applicable commitment for private mortgage insurance with respect to each conventional promissory note having a loan-to-value ratio in excess of 80%;

(iv)    Evidence of fire and extended coverage insurance in an amount not less than the lower of the following: (a) the amount of the Mortgage Loan, and (b) 100% of the insurable value of the Property. Such insurance shall be written by a company satisfactory to the Buyer with form and content subject to the Buyer’s approval. The Buyer reserves the right to obtain a loss payable endorsement in favor of the Buyer if the Buyer so desires;

(v)      Evidence of Notice to Customer and Rescission required by the federal Truth-in-Lending Law and Federal Reserve Regulation Z;

(vi)     Copy of the appraisal of the Property;

(vii)    Survey(s) of the Property;

(viii)   Termite treatment report of the Property;

(ix)     Copies of the Obligor(s) financial statement(s) and written credit report(s);

(x)      Copy of underwriting summary (LP or DU approval, etc.); and

(xi)     Any other documentation as the Buyer reasonably may deem appropriate including, without limitation, documentation necessary to fulfill the requirements of investor commitments.

It is the understanding of the parties that the Seller shall retain possession of all Additional Required Documents as collateral agent for the benefit of the Buyer unless the Buyer requests, as aforesaid, that such Additional Required Documents be delivered to and held by the Buyer, in which case, the Seller shall promptly deliver same to the Buyer. To the extent that the Seller retains possession of any documents hereunder relating to the Participated Mortgage Loans, the Seller shall keep all such documents in segregated files appropriately marked to show that a Participation Interest therein has been sold to the Buyer. In addition, if required by the Buyer at any time in order to maintain, preserve and protect its Participation Interest(s) in the Participated Mortgage Loans, the Seller immediately shall record the assignment referenced in subsection A(v) above of this Section 5 in favor of the Buyer in the applicable recording office and pay all recording fees, charges and taxes in connection therewith.

6.    Expenses, Etc.    All out-of-pocket expenses for preparation and recording of any documents including, without limitation, any assignments necessary to reflect ownership by the Buyer of its Participation Interest(s) to the Participated Mortgage Loans or any precautionary UCC-1 filings contemplated by Section 22E hereof to reflect the transaction(s) hereunder, shall be borne by Seller. The Seller shall prepare all documents including, without limitation, the Participation Certificates, necessary to reflect the Buyer’s Participation Interest(s) in the Participated Mortgage Loans.

7.    Record Inspection Rights.    The Buyer, or its agents or representatives or, if applicable, the Buyer’s successors or assigns, and its examiners or supervisory agents, shall have the right at any reasonable the during normal business hours to request, have access to and examine, any and all books, records and documents relating to any Participated Mortgage Loan or to any matters covered by this Agreement.

8.    Servicing or Participated Mortgage Loans.

A.    Unless the Buyer has notified the Seller of the Buyer’s election to take over servicing of the Participated Mortgage Loans as set forth in Section 9 hereof, the Seller shall be solely responsible for the servicing of the Participated Mortgage Loans. All payments of principal and interest and all fees and other income at any time received by the Seller with respect to a Participated Mortgage Loan shall be held by the Seller in trust for the Buyer and applied by the Seller in the manner set forth in Section 15. Upon request of the Buyer from time to time with respect to any Participated Mortgage Loan, the Seller shall promptly deliver to the Buyer a statement of such Mortgage Loans current status as to scheduled periodic debt service payments.

B.    The Seller shall exercise due care and discretion in servicing the Participated Mortgage Loans and in collecting the payments thereunder and shall indemnify and hold the Buyer harmless from and against any loss or damage caused by the Seller’s failure to properly service such Mortgage Loans.

C.    Except as otherwise set forth in Section 9, the Seller shall retain full power and authority and the reasonable discretion to administer the Participated Mortgage Loans and to take or omit to take any action whatsoever in respect thereof as the Seller deems reasonably necessary or desirable to preserve the value thereof and to maximize the proceeds to be realized therefrom; provided, however, the Seller, in all cases. shall act in good faith and in accordance with the usual practices employed by the Seller in the servicing of Mortgage Loans for its own account; and further provided, however, the Seller shall not without the prior consent of the Buyer:

(i)    make or consent to any amendments in the terms and conditions of any Participated Mortgage Loan, or in the terms of the promissory note or notes evidencing such Mortgage Loan, or in any collateral security documents securing such Mortgage Loan;

(ii)    waive or release any claim against any Obligor and/or against any co-maker, guarantor or endorser under any Participated Mortgage Loan;

(iii)    make or consent to any release, substitution, exchange or subordination of any collateral for any Participated Mortgage Loan;

(iv)    accelerate payment under any Participated Mortgage Loan and/or under any promissory note or notes evidencing such Mortgage Loan;

(v)    commence any type of collection proceeding against any Obligor and/or against any co-maker, guarantor or endorser under any Participated Mortgage Loan; and/or

(vi)    seize, sell. transfer, assign, foreclose or attempt to exercise any other remedy against any collateral securing any Participated Mortgage Loan.

D.    Notwithstanding subsection C above of this Section S. if the Seller, in its reasonable judgment, determines that it is necessary to take on an emergency basis, any of the actions described is subsection (C)(iv) through (C)(vi) above and is unable to obtain the Buyer’s prior consent in a timely manner, then the Seller may take such action but shall simultaneously notify the Buyer of the action taken and the reason(s) therefor, together with evidence of the Seller’s attempt(s) to first obtain the Buyer’s prior consent to such action.

E.    If the Seller requests the consent of the Buyer to any action in respect of a Participated Mortgage Loan, the Buyer shall respond within ten (10) business days after the Seller’s request. If the Buyer fails to respond within such time period, the Buyer shall be deemed to have agreed to the action referenced in the Seller’s request. If the Buyer responds after the expiration of such time period but prior to any action taken by the Seller, then the Seller shall honor the Buyer’s response.

9.    Buyer’s Right to Service Participated Mortgage Loans.    At the election of the Buyer exercised by the Buyer’s delivery of notice to the Seller, which notice may be given by the Buyer at any time and for any reason whatsoever, the Buyer may take over the servicing of the Participated Mortgage Loans and the collection of all payments thereunder. Upon the exercise of such election by the Buyer, the Seller shall immediately notify the Obligor(s), directing the Obligor(s) to forward principal and interest payments under the Participated Mortgage Loans directly to the Buyer, in sufficient amounts to satisfy the Buyer’s then Percentage ownership interest in such Mortgage Loans. In addition, the Seller shall deliver to the Buyer all mortgage files, computer programs, tapes, discs, cards, accounting records and other books, records, information and data of the Seller which are necessary or helpful to the Buyer in the administration and servicing of such Participated Mortgage Loans. Unless otherwise provided herein, the remaining terms and conditions of this Agreement shall survive the election by the Buyer to take over the servicing of the Participated Mortgage Loans. Such remaining terms and conditions of this Agreement shall continue to apply until such time as each Participated Mortgage Loan either is paid in full or the Buyer’s Participation Interest in such Mortgage Loans is repurchased by the Seller as provided in Section 17 below.

10.    Representation and Warranties by the Seller.    The Seller represents and warrants to the Buyer:

A.    The Seller is a corporation, duly organized and validly existing in good standing under the laws governing its organization and has all licenses necessary to carry on its business as now being conducted and, if required by applicable law, is licensed, qualified and in good standing in each state where it conducts business.

B.    The Seller has full power and authority to execute, deliver and perform this Agreement, including authority to sell, assign and transfer and, if applicable, to repurchase the Participation Interest(s) in the Mortgage Loans hereunder.

C.    All necessary corporate, regulatory or other similar action has been taken to authorize and empower the Seller, and the officers or representatives acting on its behalf, to execute, deliver and perform this Agreement.

D.    The execution and delivery of this Agreement by the Seller and the performance of or compliance with the terms and conditions hereof by the Seller do not of will not conflict with or result in, as the case may be, a material breach of any of the terms and conditions or provisions of the articles of incorporation or organization, as applicable, or bylaws or operating agreement (or regulations), as applicable, of the Seller or any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which the Seller or its properties or assets are subject.

E.    The execution and delivery of this Agreement by the Seller and the performance of or compliance with the terms and conditions hereof by the Seller do not or will not conflict with or result in, as the case may be, at material breach of any of the terms, conditions or provisions of or constitute a material default under any indenture, loan or credit agreement or any other agreement, or instrument to which the Seller is a party or by which it or its properties or assets may be materially affected.

F.    Assuming due authorization, execution and delivery by the Buyer, this Agreement constitutes a legal, valid and binding obligation of the Seller enforceable against the Seller according to its terms and conditions set forth herein.

G.    No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement, the sale of the Participation Interest(s) in the Participated Mortgage Loans to the Buyer or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the closing date.

H.    There is no action, suit, regulatory or other proceeding of any kind pending or threatened against or materially affecting the Seller or the properties or assets of the Seller before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Seller, would prohibit the Seller from executing and delivering this Agreement and performing its obligations hereunder.

I.    That as of the date the Buyer purchases a Participation Interest in a Mortgage Loan pursuant hereto, such Mortgage Loan, as of the purchase date but prior to such purchase, is 100% owned by the Seller, free and clear of all liens, encumbrances and claims of any kind, and neither such Mortgage Loan nor any interest therein previously has been sold, assigned, transferred, encumbered or otherwise disposed of by the Seller.

J.    Each Participated Mortgage Loan has been made or acquired by the Seller pursuant to and in compliance with all applicable federal and state laws, rules and regulations, as from time to time in effect.

K.    The documents and instruments evidencing, securing or otherwise relating to the Participated Mortgage Loans have been duly and validly executed and delivered by the Obligor(s) as well as, to the extent applicable, by the co-maker(s), guarantor(s) and/or endorser(s) under such Mortgage Loan.

L.    That each Participated Mortgage Loan meets all of the requirements set forth in Section 4.

M.    The Seller has provided the Buyer with the originals or copies (certified, where required), as applicable, of the Required Documents and, if requested by the Buyer in accordance with Section 4, the Additional Required Documents, relating to each Participated Mortgage Loan.

N.    The Seller, if requested by the Buyer, additionally has provided the Buyer with copies of all relevant credit and other underwriting information currently in the possession of the Seller that was used by the Seller as a basis for its decision to make the Participated Mortgage Loan to the Obligor(s) and all such information is accurate and complete in all material respects.

O.    To the extent required under applicable law, the Seller has taken (and/or will take, and or will continue to take) whatever additional actions may be necessary and proper to obtain, perfect, protect and maintain a valid and enforceable lien on and security interest in the collateral securing each Participated Mortgage Loan.

11.    Representations and Warranties by Buyer.    The Buyer represents and warrants to the Seller.

A.    The Buyer is a corporation, duly organized and validly existing in good standing under the laws governing its organization and has all licenses necessary to carry on its business as now being conducted and, if required by applicable law, is licensed, qualified and in good standing in each state where it conducts business.

B.    The Buyer has full power and authority to execute, deliver and perform this Agreement, including authority to purchase the Participation Interest(s) in the Mortgage Loans hereunder.

C.    All necessary corporate, regulatory or other similar action has been taken to authorize and empower the Buyer, and the officers or representatives acting on its behalf, to execute, deliver and perform this Agreement.

D.    The execution and delivery of this Agreement by the Buyer and the performance of or compliance with the terms and conditions hereof by the Buyer do not or will not conflict with or result in, as the case may be, a material breach of any of the terms and conditions or provisions of the articles of incorporation or bylaws of the Buyer or any provisions of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect to which the Buyer or its properties or assets are subject.

E.    The execution and delivery of this Agreement by the Buyer and the performance of or compliance with the terms and conditions hereof by the Buyer do not or will not conflict with or result in, as the case may be, a material breach of any of the terms, conditions or provisions of or constitute a material default under any indenture, loan or credit agreement or any other agreement, or instrument to which the Buyer is a party or by which it or its properties or assets may be materially affected.

F.    Assuming due authorization, execution and delivery by the Seller, this Agreement constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer according to its terms and conditions set forth herein.

G.    No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Buyer of or compliance by the Buyer with this Agreement, the purchase of the Participation Interest(s) in the Participated Mortgage Loans by the Buyer or the consummation of the transactions contemplated by this Agreement or, if required, such approval has been obtained prior to the closing date.

H.    There is no action, suit, regulatory of other proceeding of any kind pending or threatened against or materially affecting the Buyer or the properties or assets of the Buyer before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Buyer, would prohibit the Buyer from executing and delivering this Agreement and performing its obligations hereunder.

I.    The Buyer is a sophisticated and knowledgeable financial institution, both generally and with respect to investments of this type.

J.    The Buyer is purchasing its Participation lnterest(s) hereunder for its own account in respect of a commercial transaction made in the ordinary course of its commercial banking business and not with a view to or in connection with any subdivision, resale or distribution thereof, and can bear the economic risk related to the purchase of same.

12.    Covenants of Seller.    The Seller covenants and agrees with the Buyer as follows:

A.    The Seller shall take all action necessary to obtain, properly perfect, by recording or otherwise, protect and maintain all collateral security for the Participated Mortgage Loans as a first priority lien on the Property encumbered thereby.

B.    The Seller shall keep all collateral security for the Participated Mortgage Loans insured against loss, damage, theft and other risks customarily covered by insurance, and such other risks as the Buyer may reasonably request.

C.    The Seller shall do all acts that a prudent investor would deem necessary or desirable to obtain, perfect, protect and maintain all collateral securing the Participated Mortgage Loans.

D.    The Seller shall not knowingly use or permit to be used any collateral security for the Participated Mortgage Loans unlawfully or in violation of any provision of this Agreement or any applicable law, rule or regulation or any policy of insurance covering such collateral security.

E.    The Seller shall appear and defend, at the Seller’s cost and expense, any action or proceeding that may affect its title to or the Buyer’s Participation Interest(s) in the Participated Mortgage Loans.

F.    The Seller shall keep accurate and complete records of the Participated Mortgage Loans and provide the Buyer with such records and such reports and information relating to such Participated Mortgage Loans as the Buyer may reasonably request from time to time.

G.    The Seller shall deliver to the Buyer copies of all material documents and items received by the Seller pursuant to or in connection with the Participated Mortgage Loans.

H.    The Seller shall notify the Buyer should the Seller learn or have any knowledge of the following with respect to any Participated Mortgage Loan.

(i)    any change in the financial condition of the Obligor(s), or of any co-maker, guarantor or endorser under the Participated Mortgage Loan, which may have a material adverse affect upon continuation of payments under the Participated Mortgage Loan or the ultimate collectibility thereof:

(ii)    any material change in the value of collateral securing the Participated Mortgage Loan;

(iii)    any material change in lien status as affecting the collateral securing the Participated Mortgage Loan;

(iv)    any request by the Obligor(s), of any co-maker, guarantor or endorser under the Participated Mortgage Loan, for any change in terms and conditions of the Participated Mortgage Loan, or in the terms of any note or notes evidencing the Participated Mortgage Loan, or in any mortgage or security agreement or instrument securing the Participated Mortgage Loan:

(v)    any request by the Obligor(s), or by any co-maker, guarantor or surety under the Participated Mortgage Loan, for release, substitution or exchange of any collateral securing the Participated Mortgage Loan;

(vi)    any request by the Obligor(s), or by any co-maker, guarantor or endorser under the Participated Mortgage Loan for the release of any personal obligation of any such party under the Participated Mortgage Loan;

(vii)    any failure by the Obligor(s) to pay principal and/or interest payments under the Participated Mortgage Loan when due (considering applicable grace periods, if any);

(viii)    any failure to carry hazard and flood insurance to keep the Property fully insured and/or to pay taxes or assessments timely; and

(ix)    the occurrence of any other event which would constitute an event of default under the Participated Mortgage Loan or under any collateral security for the Participated Mortgage Loan.

I.    Further, as long as the Buyer continues to have a Participation Interest in any Participated Mortgage Loan, upon request, the Seller agrees to provide the Buyer with current credit related and other information concerning the Obligor(s), the Participated Mortgage Loan and the collateral security for the Participated Mortgage loan including, without limitations, copies of:

(i)    currant financial statements of the Obligor(s), as well as of all co-makers, guarantors and sureties under the Participated Mortgage Loan;

(ii)    any other financial information submitted by the Obligor(s) to the Seller in connection with the Participated Mortgage Loan:

(iii)    any information and/or documents in possession of the Seller applicable to the existence, value and lien status of the collateral securing the Participated Mortgage Loan; and

(iv)    any additional information and/or documents in possession of the Seller bearing upon the continuing credit worthiness of the Obligor(s).

13.    No Security.    The Buyer represents, warrants and agrees with the Seller that the Buyer’s purchase of its Participation Interest(s) hereunder does not constitute the “purchase” or “sale” of a “security” within the meaning of any applicable securities law, rule or regulation.

14.    Sale of Participated Mortgage Loans.

A.    Upon written request of the Seller, the Buyer, in its sole discretion, may release to the Seller documentation related to Participated Mortgage Loans against a trust receipt executed by the Seller in form acceptable to the Buyer. The Seller hereby represents and warrants to the Buyer that any request by the Seller for release of Participated Mortgage Loans pursuant to this subsection A shall be solely for the purposes of correcting clerical or other non-substantive documentation problems in preparation for the ultimate sale or exchange of such Participated Mortgage Loans.

B.    Further, upon written request of the Seller, the Buyer shall release Participated Mortgage Loans to investors or other purchasers for purchase. Any transmittal of documentation for Participated Mortgage Loans in the possession of the Buyer in connection with the sale thereof to an investor or other purchaser shall be under cover of a bailment letter in form acceptable to the Buyer, except in connection with the sale thereof to Fannie Mae, Freddie Mac or Ginnie Mae, in which case transmittal of such documentation shall be accompanied by such other forms, duly executed, if necessary, by the Seller in lieu of the foregoing that Fannie Mae, Freddie Mac or Ginnie Mac may require. In each case of transmittal of documentation related to Participated Mortgage Loans pursuant to this subsection B, the recipient thereof shall be required to return such documentation to the Buyer if such Participated Mortgage Loans are not purchased and the proceeds therefor paid in accordance with subsection C below within forty-five (45) days after such recipient’s receipt of such documentation or, if earlier, the expiration of the applicable investor commitment. In such case, the Buyer shall promptly send a “bailee violation letter” to such investor or other purchaser and, if the documentation is then not promptly returned to the Buyer or the purchase and payment of such Participated Mortgage Loans is then not promptly completed, the Seller, if required by the Buyer, shall immediately repurchase such Participated Mortgage Loan in accordance with Section 17.

C.     All proceeds or other amounts payable on account of the sale of Participated Mortgage Loans by the Seller shall be paid directly by the investor or other purchaser (and the Seller shall so notify each investor and/or purchaser, as applicable, of this requirement) by wire transfer to such account maintained with the Buyer as may be designated by the Buyer for such purpose, pursuant to the Buyer’s wire transfer instructions provided by the Buyer to the Seller, accompanied by a copy of the investor’s or other purchaser’s, as applicable, written purchase advice. Such wire, among other things, shall specify the Obligor’s(s) name(s) and the loan number(s) for the applicable Participated Mortgage Loan(s). Unless such wire is received by the Buyer on or prior to 1:00 p.m. (Orlando time) on the date of closing of the sale of such Participated Mortgage Loan(s), for purposes of calculation and payment or the yield and/or interest due the Buyer on its Participation Interest, the proceeds of such sale shall be deemed to have been received by the Buyer on the next succeeding business day. All such proceeds or other amounts payable on account of the sale of Participated Mortgage Loans by the Seller shall be applied in the manner set forth in Section 15. The Seller hereby grants to the Buyer a security interest in and lien upon the account referred to above in this subsection C and in any and all funds at any time held therein as security for the repayment of the Buyer’s Participation Interest in the Participated Mortgage Loans.

15.    Application of Payments.    All principal and interest payments and other collections under any Participated Mortgage Loan hereunder and, except as provided in the following sentence of this Section 15, all proceeds or other amounts payable on account of the sale or other disposition of such Participated Mortgage Loans shall be applied first, against that proportion owed to the Buyer reflective of the Buyer’s Percentage interest in the Participated Mortgage Loan and next, against the proportion owed to the Seller reflective of the Seller s retained interest in such Participated Mortgage Loan (in each case with appropriate provisions made for differences in yields and/or interest rates between the Seller and the Buyer, if any). The Buyer and the Seller will share: all fees and other income associated with the Participated Mortgage Loan on a pro rata basis as they may arise subsequent to the date of participation, until the Participation Interest is paid in full or, if applicable, is repurchased by the Seller in accordance with Section 17.

16.    Default Under Participated Mortgage Loan; Administration Alter Default.

A.    Upon the occurrence of any default under any Participated Mortgage Loan, the Seller shall give prompt notice thereof to the Buyer and, time permitting (i.e., absent the risk of imminent loss or diminution in value of the collateral securing the Participated Mortgage Loan), shall consult with the Buyer to determine a mutually acceptable course of action with respect to such default, and then, shall promptly and diligently pursue such course of action; provided, however, unless the Buyer otherwise agrees, in no event shall the Seller file suit to foreclose the collateral security for such Participated Mortgage Loan or accept a deed in lieu of foreclosure or other transfer of title to the Property encumbered thereby or, following any such foreclosure or acceptance of a deed in lieu of foreclosure or other transfer of title to said Property which has been agreed to by the Buyer, sell, lease of otherwise dispose of such Property or other collateral without, in each instance, giving the Buyer thirty (30) days prior written notice of its intention to do so.

B.    In the event that time does not so permit, or if the Buyer and the Seller cannot mutually agree upon what course of action to take then, for the benefit of each party, the Seller shall exercise the rights, powers. privileges. remedies and interests, if any, that reasonably may be exercised or otherwise enforced under the circumstances in a manner consistent with and otherwise permissible under the documents and instruments evidencing, securing or otherwise relating to such Participated Mortgage Loan, with the Seller determining in good faith the specific actions to take or omit to take from time to time, subject, however, to the limitations placed on certain actions of the Seller by Section 8C and, further, to the provisions of Section 18.

C.    All proceeds or other amounts realized from any sale or other disposition of any of the Participated Mortgage Loans shall be applied first, to the reimbursement of any reasonable costs and expenses of collection (including reasonable attorneys’ fees and costs); second, to the repayment of the Participated Mortgage Loans in the manner set forth in Section 15 hereof; third, if legally permitted pursuant to the terms of the collateral security documents, to the repayment of any other amounts then due and owing by the Obligor(s) to the Seller, and fourth, if any such proceeds are remaining after application in the manner set forth in clauses first, second and third above, to the applicable Obligor(s). In the event any of the Property encumbered by a Participated Mortgage Loan is acquired by the Seller through foreclosure, deed in lieu of foreclosure or otherwise, the Seller and the Buyer each shall have an undivided interest in the Property so acquired pursuant to their proportionate interest in such Participated Mortgage Loan.

D.    Unless otherwise reimbursed to the Seller in accordance with the provisions of subsection C of this Section 16, the Buyer shall pay its pro-rata part, based on the Buyer’s Percentage, of all reasonable attorneys’ fees and other expenses incurred by the Seller in connection with the enforcement of the obligations of the Obligor(s) under any Participated Mortgage Loan, and the Buyer shall be entitled to such pro rata part of any payments subsequently received by the Seller with respect to such fees and expenses

17.    Repurchase of Participation Interest(s) by Seller.

A.    The Seller shall repurchase the Buyer’s Participation Interest in any Participated Mortgage Loan at the Repurchase Price (as hereinafter defined) within five (5) business days of the Seller’s receipt of the Buyer’s notice to repurchase such Participation Interest, which notice may be given by the Buyer to the Seller upon the occurrence of any of the following: (i) if any Participated Mortgage Loan does not meet the requirements set forth in Section 4 at the time of sale by the Seller to the Buyer under this Agreement of a Participation Interest therein: (ii) if any Participated Mortgage Loan proves to be counterfeit, fraudulent, forged, fictitious, nonexistent or pledged or assigned to any third party, (iii) if there is any material misrepresentation or fraudulent conduct by the Seller or its servants, agents or employees. whether of commission or omission, arising out of the making of any Participated Mortgage Loan or the sale of any Participation Interest therein to the Buyer; (iv) if the Obligor(s) default(s) in the first payment due and payable under any Participated Mortgage Loan following the date of sale by the Seller to the Buyer under this Agreement of a Participation Interest therein; or (v) if there is a foreclosure or other similar action filed against the Property securing any Participated Mortgage Loan within the first six (6) months following the original date of closing thereof.

B,    Each repurchase of such Participation Interest by the Seller shall be accomplished by the Seller’s payment to Buyer of the full amount of the Repurchase Price. Such repurchase shall be without recourse and without any representation or warranty on part of the Buyer as the re-seller, except that the Buyer shall represent and warrant to the Seller that the Buyer has not previously sold, assigned or encumbered its Participation Interest in such Participated Mortgage Loan. The term “Repurchase Price” shall mean with respect to any such Participation Interest (i) one hundred percent (100%) of the amount paid by the Buyer for such Participation Interest, plus (ii) any accrued and unpaid interest at the rate owed to the Buyer for such Participation Interest under this Agreement to the date of the repurchase, plus (iii) any reasonable fees and expenses charged by third parties relating to the reassignment or redelivery of the Participated Mortgage Loan, including reasonable attorneys’ fees and costs.

C.    Upon any repurchase by the Seller of the Buyer’s Participation Interest in a Participated Mortgage Loan hereunder, the Buyer shall reassign, deliver and transfer to the Seller, the interest of the Buyer in such Participated Mortgage Loan which, except as otherwise set forth in subsection B above of this Section 17, shall be without recourse and without representation or warranty of any kind, by delivering to the Seller, (a) all of the documents and instruments evidencing, securing or otherwise relating to such Participated Mortgage Loan which are in the possession of the Buyer; and (b) deliver to the Seller the original Participation Certificate and/or other evidence that the Participation Certificate has been repurchased by Seller so as to vest the Seller with one hundred percent (100%) of the interests in and to the reassigned Participated Mortgage Loan. The Buyer shall execute such other documents and instruments as may reasonably be necessary to accomplish such repurchase by the Seller.

18.    Purchase by Buyer of Seller’s Retained interest in Participated Mortgage Loans.

A.    Notwithstanding any other provisions of this Agreement, the Buyer shall have the absolute and unconditional right, but shall be under no duty or obligation, to purchase at any time the retained interest of the Seller hereunder in any Participated Mortgage Loan, exercisable upon written notice to the Seller and effective upon payment to the Seller of its pro rata part of such Participated Mortgage Loan, following which, the Seller shall no further rights or interests in respect of said Participated Mortgage Loan. In such case, the Seller shall assign the Participated Mortgage Loan and each and all of the documents and Instruments evidencing, securing or otherwise relating to such Participated Mortgage Loan to the Buyer, without recourse, unless any of the matters set forth in clauses (i) through (v), inclusive, of subsection A of Section 17 has occurred, in which case, the Seller shall indemnify the Buyer and hold the Buyer harmless from and against any actual loss or expense suffered or incurred by the Buyer resulting therefrom, and without representation or warranty, except that the Seller shall represent and warrant to the Buyer each of the matters set forth in subsections I through O, inclusive, of Section 10, and further, shall represent and warrant to the Buyer the amount due on the Participated Mortgage Loan and that the Seller has not previously sold, assigned or encumbered its pro rata interest in such Participated Mortgage Loan.

B.    Upon any purchase by the Buyer of the Seller’s retained interest in a Participated Mortgage Loan hereunder, the Seller shall endorse over, assign, deliver and transfer to the Buyer the interests of the Seller in such Participated Mortgage Loan which, except as otherwise set forth in subsection A above of this Section 18, shall be without recourse and without representation or warranty of any kind, by delivering to the Buyer, (a) each and all of the documents and instruments evidencing, securing or otherwise relating to such Participated Mortgage Loan with appropriate completed endorsements so as to vest the Buyer with one hundred percent (100%) of the interests in and title to the assigned Participated Mortgage Loan; and (b) deliver to the Buyer the Mortgage Loan file relating to the Participated Mortgage Loan. The Buyer shall execute such other documents and instruments as may reasonably be necessary to accomplish the foregoing purchase by the Buyer.

19.    Retention of Counsel.    In the event of actual or threatened litigation affecting any Participated Mortgage Loan hereunder or the collateral security for the Participated Mortgage Loan with respect to which litigation the Buyer is of the opinion that the services of an attorney should be retained for the protection of the interest of the Buyer, the Buyer may, following five (5) business days prior written notice to the Seller, employ counsel to represent the Seller, and the Buyer with respect to such Participated Mortgage Loan.

20.    Dispute Resolution.    Any party may give the other party written notice of any dispute that arises under this Agreement and is not resolved in the normal course of business. Within fifteen (15) days after delivery of the notice, the receiving party shall submit to the other a written response. The notice and the response shall include (i) a statement of each party’s position and a summary of arguments supporting that position, and (ii) the name and title of the executive who will represent that party, as well as the name of any other person who will accompany that executive. Within thirty (30) days after delivery of the disputing party’s notice, the executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary to attempt to resolve the dispute. Consideration shall be given to all reasonable requests for information made by one party to the other.

21.    Arbitration.    Any dispute arising out of or relating to this Agreement or the breach, termination or validity hereof that has not been resolved in the manner set forth in Section 20 hereof within ninety (90) days of the giving of notice as set forth in Section 20 hereof, shall be determined by binding arbitration administered by the American Arbitration Association (“AAA”) in accordance with the Commercial Arbitration Rules of AAA. Any arbitration shall be conducted in the Orlando, Florida, area. The parties request that AAA exercise its best efforts to select arbitrators with a basic understanding of the mortgage lending industry. Any award of the arbitrators shall be accompanied by a statement of the reasons upon which such award is based, a determination of the prevailing party and an award of reasonable attorney’s fees and costs to the prevailing party. Each side shall equally divide and shall be equally responsible for the costs of arbitration. Any award in arbitration is deemed binding upon the parties unless appealed within thirty (30) days to any court of competent jurisdiction by filing a complaint disputing the arbitration award.

22.    Miscellaneous.

A.    Governing Law.    This Agreement shall be governed and construed under the laws of the State of Florida.

B.    Binding Effect .    This Agreement shall be binding upon the parties hereto, as well as their respective legal representatives, successors and assigns.

C.    Notices.    All notices under this Agreement shall be in writing and mailed to the respective parties at the following addresses:

As to Seller:	Crescent Mortgage Services, Inc. 115 Perimeter Center Place, Suite 285 Atlanta, GA 30346 Attention: Robert C. Ken Knight, President
As to Buyer:	Colonial Bank 201 East Pine Street Orlando, FL 32801 Attention: Amy J. Nunneley, Senior Vice President

D.    Purchase of Additional Participation Interests.    Pursuant to negotiations, the Seller may submit to the Buyer from time to time, at the Seller’s option, additional Participation Interest(s), and supply the Buyer with any Information requested with respect to those interests. When the parties come to an agreement, a Participation Certificate in the form attached as Exhibit A, shall be completely filled out by the Seller, executed by both parries and delivered to the Buyer. The Buyer shall thereupon remit payment for its Participation Interest in the principal amount of the Mortgage Loans as shown by such Participation Certificate.

E.    Interpretation of Agreement.    Although the parties hereto reconfirm that each transaction contemplated by this Agreement is intended to be and shall be construed as a sale, the Seller and the Buyer hereby agree that to the extent any such transaction is determined by a court of law as being a loan instead of a sale, then it is a secured loan, with the Seller hereby granting to the Buyer a security interest in the applicable Participated Mortgage Loan(s). THE SELLER HEREBY AUTHORIZES THE BUYER TO FILE FROM TIME TO TIME IN ALL APPROPRIATE JURISDICTIONS ANY AND ALL PRECAUTIONARY UCC-1 FINANCING STATEMENTS AND/OR UCC-3 AMENDMENTS DEEMED NECESSARY OR DESIRABLE BY THE BUYER TO REFERENCE THE TRANSACTION(S) CONTEMPLATED HEREUNDER AND TO PERFECT, IF REQUIRED, THE INTEREST OF THE BUYER IN SAID PARTICIPATED MORTGAGE LOANS.

F.    Survival of Representations and Warranties.    Each of the representations, warranties, covenants and agreements of the Seller and the Buyer contained in this Agreement shall be absolute and unconditional, shall survive the execution and delivery hereof, and shall remain and continue in full force and effect until all Participation Interest(s) of the Buyer in all Participated Mortgage Loans have been repurchased by the Seller of otherwise paid in full to the Buyer.

G.    Indemnity.    In addition to any repurchase obligations the Seller may have as set forth herein, the Seller hereby agrees, on demand, to defend, indemnify, and hold harmless the Buyer and its affiliates, and their respective employees, agents and representatives, from and against any all harm, liabilities, judgments, damages, claims, demands, costs, expenses (including reasonable legal fees and expenses) or losses (each, a “Claim”) suffered or incurred by reason of any representation or warranty made by the Seller in this Agreement having been untrue, incorrect, false or misleading in any material respect when made or deemed made or the breach or alleged breach by the Seller of any covenant or agreement made by it herein (whether or not the Seller had knowledge (i) that such representation or warranty was untrue, incorrect, false or misleading, or (ii) of the facts or circumstances giving rise to such breach or alleged breach).

H.    Consent To Jurisdiction; Venue.    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE CIRCUIT COURT OF ORANGE COUNTY, FLORIDA OR THE UNITED STATES FOR THE MIDDLE DISTRICT OF FLORIDA, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, SELLER AND BUYER EACH CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. SELLER AND BUYER EACH IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. FURTHER, SELLER AND BUYER EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY FLORIDA LAW (OTHER THAN BY PUBLICATION).

I.    Waiver of Jury Trial.    SELLER AND BUYER EACH WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT, RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. SELLER AND BUYER EACH AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

J.    Assignability.    The rights and obligations of the Buyer and the Seller under this Agreement are personal and cannot be assigned, unless with the written approval of the other party.

K.    Effect of Article and Section Headings.    The Article and Section headings herein are for convenience only and shall not affect the construction of this Agreement.

L.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.

M.    Document Contains Entire Agreement.    This document, together with each Participation Certificate issued hereunder, contains the entire agreement between the parties hereto and cannot be modified in any respect except by mutual agreement in writing.

N.    Reform.    Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the parties hereto agree that such provision shall automatically be deemed to be reformed as to be consistent with applicable law.

[Signatures follow on next page]

IN WITNESS WHEREOF:, each parry has caused this instrument to be signed in its corporate name on its behalf by its proper officials duly authorized as of the day and year first above written,

SELLER:		BUYER:

CRESCENT MORTGAGE SERVICES		COLONIAL BANK

By:	/s/ Robert C. KenKnight	By:	/s/ Amy I. Nunneley
Name:	Robert C. KenKnight	Name:	Amy I. Nunneley
Title:	President	Title:	Senior Vice President

EXHIBIT A

PARTICIPATION CERTIFICATE

Number

TO:    COLONIAL BANK, as Buyer (the “Buyer”)

FROM:    Crescent Mortgage Services, Inc., as Seller (the “Seller”)

THIS CERTIFIES that the Seller has received from the Buyer the purchase price in the aggregate principal sum equal to         % of the par value of the following Mortgage Loans and the Seller hereby sells, conveys, assigns, transfers, and issues to the Buyer under the Loan Participation Sale Agreement (“Agreement”) dated as of April 16, 2003, between the Seller and the Buyer, a         % undivided participation interest in such Mortgage Loans subject to the terms and conditions of said Agreement:

Sec Schedule attached hereto and made a part hereof

The total outstanding unpaid principal balance of said Mortgage Loan(s) as of this date is/are $                .

It is agreed that the Buyer shall receive as to each Mortgage Loan a yield equal to the PRIME Rate per annum, plus a loan fee of $10.00.

For purposes hereof, “Prime Rate” shall mean the rate per annum announced by the Buyer from time to time as its Prime Rate (which interest rate is only a benchmark, is purely discretionary and is not necessarily the best or lowest rate charged borrowing customers of the Buyer).

The rights and obligations of the parties to this Participation Certificate are governed by the above-described Agreement, which is fully incorporated herein by reference.

This                  day of             , 200    .

SELLER:	BUYER:

CRESCENT MORTGAGE SERVICES	COLONIAL BANK

By:	By:
Name:	Name:
Title	Title:

SCHEDULE OF MORTGAGE LOANS

Loan Number	Mortgagor	Note Date	Note Amount	Note Rate

EXHIBIT B

Participated Mortgage Loan Requirements

In order for a Mortgage Loan to qualify to be a Participated Mortgage Loan, such Mortgage Loan must meet each of the following requirements:

a)    such Mortgage Loan is a binding and valid obligation of the Obligor(s) thereon, is in full force and effect and is enforceable in accordance with its terms;

b)    such Mortgage Loan is secured by a first priority mortgage (of deed of trust) on the Property encumbered thereby;

c)    such Mortgage Loan is genuine, in all respects, as appearing on its face or as represented in the books and records of Seller, and all information set forth therein is true and correct;

d)    such Mortgage Loan is free of any default (other than as permitted in subsection (e) below) of any party thereto (including Seller), counterclaims, offsets and defenses and from any rescission, cancellation or avoidance, and all rights thereof, whether by operation of law or otherwise;

e)    no payment under such Mortgage Loan is more than thirty (30) days past due the payment due date set forth in the underlying promissory note and mortgage (or deed of trust);

f)    such Mortgage Loan contains the entire agreement of the parties thereto with respect to the subject matter thereof, has not been modified or amended in any respect and is free of concessions or understandings with the obligor thereon of any kind not expressed in writing therein;

g)    such Mortgage Loan is in all respects as required by and in accordance with all applicable laws and regulations governing the same, including the Federal Consumer Credit Protection Act and the regulations promulgated thereunder and all applicable usury laws and restrictions; and all notices, disclosures and other statements or information required by law or regulation to be given, and any other act required by law or regulation to be performed, in connection with such Mortgage Loan have been given and performed as required;

h)    all advance payments and other deposits on such Mortgage Loan have been paid in cash, and no part of such sums has been loaned, directly or indirectly, by Seller to the obligor thereon;

i)    at all times such Mortgage Loan will be free and clear of all liens, encumbrances, charges, rights and interests of any kind (other than investor commitments), except in favor of Buyer hereunder;

j)    the Property encumbered by such Mortgage Loan is insured against loss or damage by fire and all other hazards normally included within standard extended insurance coverage (including flood plain insurance if such Property is located in a federally designated flood plain) in accordance with the provisions of such Mortgage Loan with Seller named as a loss payee thereon;

k)    the Property encumbered by such Mortgage Loan is free and clear of all liens except liens in favor of Seller, subject only to (i) liens junior in priority to the lien of Seller; (ii) the lien of real property taxes and assessments not yet due and payable; (iii) covenants, conditions and restrictions, rights of way, easements and other matters of public record, as of the date of recording, being acceptable to mortgage lending institutions generally and specifically referred to in a lender’s title insurance policy delivered to the originator of the Mortgage Loan and (A) referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (B) that do not materially adversely affect the appraised value of such Property as set forth in such appraisal; and (iv) other matters to which like properties are commonly subject that do not materially interfere with the benefits of the security intended to be provided by the Mortgage Loan or the use, enjoyment, value or marketability of the related real property;

l)    with respect to conventional Mortgage Loans, in the event the loan-to-value ratio of such Mortgage Loan exceeds eighty percent (80%), such Mortgage Loan is the subject of a private mortgage insurance policy issued in favor of Seller by an insurer approved by Fannie Mae, Freddie Mac and Ginnie Mae or an approved investor or other buyer issuing the investor commitment for such Mortgage Loan;

m)    if such Mortgage Loan is insured by the FHA or is guaranteed by the VA, such insurance or guaranty is in full force and effect (or is eligible for such insurance or guaranty and said insurance or guaranty has been or will be applied for within 30 days from the date of closing of such Mortgage Loan); and

n)    except for the existence of a commitment to sell such Mortgage Loan on a servicing-released basis, such Mortgage Loan is not subject to any servicing arrangement with any person other than Seller nor are any servicing rights relating to such Mortgage Loan subject to any lien, claim, interest or negative pledge in favor of any person other than as permitted hereunder.

EXHIBIT A

Seller:    Crescent Mortgage Services, Inc.

Buyer:    Colonial Bank

This financing statement covers the following property and rights:

The Participation Interest(s) in the Mortgage Loans identified in the Participation Certificate(s) issued by the Seller to the Buyer from time to time pursuant to the Agreement (each a “Participated Mortgage Loan”, and collectively, the “Participated Mortgage Loans”), which shall include the percentage Participation Interest indicated in each Participation Certificate of the Seller’s ownership rights in and to the Participated Mortgage Loans and the indebtedness, promissory note or notes, collateral security (including, without limitation, the mortgage, deed of trust, deed to secure debt and any other form of security instrument used to create a lien or other encumbrance upon real property as security for such promissory note or notes) and all other documents and instruments evidencing, securing or otherwise relating to such Participated Mortgage Loans.

The capitalized terms used above and not otherwise defined herein shall have the following meanings:

“Agreement” shall mean that certain Loan Participation Sale Agreement dated as of April 16, 2003 between Crescent Mortgage Services, Inc., as Seller, and Colonial Bank, as Buyer, as the same may be modified, amended, supplemented or restated from time to time.

“Mortgage Loans” shall mean one-to-four family, residential real estate loans secured by a lien on the real property (and improvements) encumbered pursuant to such loans.

“Participation Certificate” shall mean a participation certificate issued by the Seller to the Buyer from time to time pursuant to the Agreement

“Participation Interest” shall mean an undivided participation ownership interest in the Mortgage Loan(s) identified in a Participation Certificate.